SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                -----------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


 PEOPLE'S BANCSHARES, INC.               PEOPLE'S BANCSHARES CAPITAL TRUST
 -------------------------               ---------------------------------
(Exact Name of Registrant     (Exact Name of Registrant as Specified in Charter)
 as Specified in Charter)

         Massachusetts                                    Delaware
         -------------                                    --------
    (State of Incorporation                       (State of Incorporation
        or Organization)                              or Organization)

           04-1716220                                   (applied for)
           ----------                                   -------------
(IRS Employer Identification Number)        (IRS Employer Identification Number)

        545 Pleasant Street                       545 Pleasant Street
   New Bedford, Massachusetts 02740          New Bedford, Massachusetts 02740
   --------------------------------          --------------------------------
(Address of Principal Executive Offices)(Address of Principal Executive Offices)

       If this form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box. [ ]

       If this form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box.
[  ].

Securities to be registered pursuant to Section 12(b) of the Act:

   Title of each class                 Name of each exchange on which
   to be so registered                 each class is to be registered
   -------------------                 ------------------------------

          None                                 Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

                    __% Cumulative Trust Preferred Securities
                    (and the Guarantee with respect thereto)
                    ----------------------------------------
                                (Title of class)







Item 1.       Description of Registrant's Securities to be Registered
-------       -------------------------------------------------------

              For a full description of the __% Cumulative Trust Preferred Securities (the "Preferred Securities") issued by People's Bancshares Capital Trust, a Delaware statutory business trust (the "Trust") and the guarantee (the "Guarantee") with respect to the Preferred Securities by People's Bancshares, Inc., a Massachusetts corporation (the "Company"), both of which are being registered hereby, reference is made to the information contained under the captions "Description of Preferred Securities," "Description of the Subordinated Debentures" and "Description of the Guarantee" in the Prospectus that forms part of the Registration Statement (Registration Nos. 333-28673 and 333-28673-01) (the "Registration Statement") filed by the Company and the Trust with the Securities and Exchange Commission on June 6, 1997 under the Securities Act of 1933, as amended (the "Act"). The information contained in the Registration Statement and the Prospectus is incorporated herein by reference. Definitive copies of the Prospectus describing the Preferred Securities and the Guarantee will be filed pursuant to Rule 430A or pursuant to an amendment to the Registration Statement under the Act and shall be incorporated by reference into this registration statement on Form 8-A.


Item 2.       Exhibits
              --------
              4.1        Form of Indenture between People's Bancshares, Inc. and State Street
                         Bank and Trust Company, as Trustee (incorporated by reference to Exhibit
                         4.1 to the Registration Statement)

              4.2        Form of Subordinated Debenture (incorporated by reference to Exhibit 4.2 to the Registration Statement)

              4.3        Certificate of Trust of People's Bancshares Capital Trust (incorporated by reference to Exhibit 4.3 to the Registration Statement)

              4.4        Form of Amended and Restated Trust Agreement of People's Bancshares
                         Capital Trust (incorporated by reference to Exhibit 4.4 to the Registration
                         Statement)

              4.5        Form of Preferred Security Certificate for People's Bancshares Capital
                         Trust (incorporated by reference to Exhibit 4.5 to the Registration
                         Statement)

              4.6        Form of Preferred Securities Guarantee Agreement for People's
                         Bancshares Capital Trust (incorporated by reference to Exhibit 4.6 to the
                         Registration Statement)



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                                   SIGNATURES

              Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized.

Dated:  June 13, 1997

PEOPLES BANCSHARES, INC.                        PEOPLE'S BANCSHARES CAPITAL
                                                TRUST

By:/s/ Richard S. Straczynski                   By:/s/ Richard S. Straczynski
   --------------------------------                -----------------------------
   Richard S. Straczynski                          Richard S. Straczynski
   President and Chief Executive                   Administrative Trustee
   Officer


DOCSC\521430.1

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